UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 13, 2016
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 13, 2016,  the Board of Directors (the “Board”) of Canadian Pacific Railway Limited (the “Company”) appointed Jane L. Peverett as a director effective December 13, 2016. Ms. Peverett has been appointed to the Audit Committee of the Board.

There is no arrangement or understanding with any person pursuant to which Ms. Peverett was appointed as a member of the Board. There are no transactions or relationships between the Company and Ms. Peverett that are reportable under Item 404(a) of Regulation S-K. Ms. Peverett will be compensated in accordance with the Company’s standard compensation policies and practices for non-executive directors, the components of which were disclosed in the Company’s Proxy Statement on Schedule 14A for its 2016 annual meeting of shareholders filed with the Securities and Exchange Commission on February 29, 2016, in the section titled “Directors’ Compensation”.

A copy of the press release announcing Ms. Peverett’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1	Press Release dated December 14, 2016, announcing the appointment of Jane L. Peverett to the Board of Directors

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2016

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1	Press Release dated December 14, 2016, announcing the appointment of Jane L. Peverett to the Board of Directors